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                                                                    Exhibit 10.1

                      TRANSACTION INFORMATION SYSTEMS, INC.

                             1997 Stock Option Plan

SECTION 1. PURPOSE OF THE PLAN.

         The purpose of this Plan (the "Plan") is to promote the interests of Transaction Information Systems, Inc., a Delaware corporation (the "Company"), and its stockholders by permitting the Company to grant options to purchase shares of its common stock, par value $.01 per share ("Common Stock"), to key employees and directors of the Company and its subsidiaries in order to attract, retain and reward such persons and strengthen the mutuality of interests between them and the Company and its stockholders by offering such persons options to purchase the Company's securities.

SECTION 2. STOCK SUBJECT TO PLAN; ADJUSTMENTS.

         (a) The total number of shares of Common Stock reserved and available for issuance upon the exercise of options granted pursuant to the Plan shall be two million (2,000,000) shares of Common Stock, subject to adjustment as hereinafter provided. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares subject to options which for any reason expire or are terminated unexercised shall again become available for stock options under the Plan.

         (b) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, stock distribution, combination or reclassification of shares or other change in corporate structure affecting the Common Stock (other than a Sale Event (as hereinafter defined)), such substitution or adjustment as shall be deemed appropriate by the Board or the Committee, as the case may be, shall be made in the aggregate number of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan.

SECTION 3. INCENTIVE STOCK OPTIONS; NON-QUALIFIED STOCK OPTIONS.

         Options issued pursuant to the plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. For these purposes, the term "Incentive Stock Option" means any Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and the term "Non-Qualified Stock Option" shall mean any option that is not an Incentive Stock Option. The Committee (as defined below) shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or any combination of both.


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SECTION 4. ADMINISTRATION.

         (a) The Plan shall be administered by either the Board of Directors (the "Board") or a Compensation Committee of the Board (the "Committee"), consisting of not less than three members of the Board. If a Committee shall be appointed, members of such Committee shall be appointed by the Board and shall serve at the pleasure of the Board. If and to the extent that no Committee shall be appointed, the functions of the Committee specified in the Plan shall be exercised by the Board. A majority of the members of the Committee shall constitute a quorum, and a majority of the members present at any meeting at which a quorum is present shall constitute the acts of the Committee.

         (b) Subject to the express provisions of the Plan, the Committee shall have full authority, in its discretion, to determine the individuals to whom, and the time or times at which, options shall be granted; the number of shares subject to each option; the option price per share; the exercise period of each option; whether an option will be an Incentive Stock Option, a Non-Qualified Stock Option or a combination of both; and the other terms and provisions of the option. Grants of options need not be identical.

         (c) The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any options granted pursuant to the Plan and any agreements relating thereto, and otherwise to supervise the administration of the Plan.

         (d) All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

SECTION 5. ELIGIBILITY.

         The Committee may, consistent with the purpose of the Plan, grant options, from time to time, within ten (10) years from the date of adoption of the Plan by the Company, to key employees, including officers, and directors of the Company or any subsidiaries, as defined in Section 424 of the Internal Revenue Code of 1986, as amended, and covering such number of shares of Common Stock as the Committee may determine. Eligible persons may receive more than one grant of an option under the Plan.

SECTION 6. STOCK OPTIONS.

         (a) Stock options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee, in its sole discretion, shall deem desirable, which shall be evidenced by a stock option agreement or instrument of grant (collectively, "option agreement"):


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                  (i) Option Price. The option price per share of Common Stock shall be determined by the Committee at the time of grant but shall be not less than of one hundred percent (100%) of the greater of (A) fair market value of the Common Stock on the date of grant or (B) the par value of the Common Stock. The Board may provide guidelines for use by the Committee in determining fair market value.

                  (ii) Option Term. The term of each option shall be fixed by the Committee, but no option shall be exercisable more than ten (10) years after the date the Option is granted.

                  (iii) Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides, in its sole discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall, in its sole discretion, determine.

                  (iv) Method of Exercise.

                           (A) Subject to whatever installment exercise
provisions apply pursuant to Paragraph 6(a)(iii) of the Plan, options may be exercised in whole at any time or in part from time to time by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument, securities or property as the Committee may in its sole discretion accept.

                           (B) No shares of Common Stock shall be issued until
full payment therefor has been received by the Company. If a personal check is given in payment of the exercise price, no shares of Common Stock shall be issued to the optionee until the Company's bank shall have advised the Company that such check has cleared. In the event of any payment by note or other instrument, the shares of Common Stock shall not be issued until such note or other instrument shall have been paid in full, and the exercising optionee shall have no rights as a stockholder until such payment is made.

                           (C) An optionee shall have no rights to dividends or
other rights of a stockholder with respect to shares subject to an option until the Company has received full payment, pursuant to the terms of this Paragraph 6(a)(iv), for the shares of Common Stock as to which the option is being exercised and, if requested, has given the representation described in Paragraph 9(a) of the Plan.

                  (v) Non-Transferability of Options. No option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all options shall be exercisable, during the optionee's lifetime, only by the optionee, or, in the event that the optionee shall be determined to be incompetent, by his legal representative. No transfer otherwise allowable pursuant to this Paragraph 6(v) (i.e., a transfer by will or by the laws of descent and distribution)


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shall be allowed if the result of such transfer would be to cause the Company to cease to be eligible to qualify as a "subchapter S corporation" under the Code and, in the event of any such attempted transfer, the Company shall have the right to purchase such option at a price and upon terms determined in a manner consistent with the provisions of Paragraph 6(b)(ii) of the Plan.

                  (vi) Termination. Except as expressly provided in Paragraph 6(b) of the Plan, an option shall terminate immediately upon the optionee's death or termination of employment and/or directorship for any reason or upon the merger or consolidation of the Company into any corporation or the sale by the Company of all or substantially all of the Company's business and assets. Notwithstanding anything contained in this Plan or a related option agreement to the contrary, in no event shall an employee and/or director of the Company or of a subsidiary of the Company who is terminated for cause have the right to exercise any option or options granted to such employee and/or director under this Plan. For these purposes, the term "terminated for cause" shall include, without limitation, the termination of an optionee as the result of a breach of any agreement between the Company or any subsidiary of the Company and such optionee by such optionee, dishonesty, dereliction of duty, or any other reason which, in the sole judgment of the Company or any subsidiary of the Company, as the case may be, makes it advisable to terminate the employment and/or directorship of such optionee with the Company or such subsidiary, as the case may be.

                  (vii) Restrictions on Transfer of Shares of Common Stock. Shares of the Common Stock of the Company issuable upon the exercise of an option shall be subject to such restrictions as the Committee may, in its sole discretion, deem necessary or desirable. All such shares of Common Stock shall bear an appropriate legend setting forth such transfer restrictions and stating that no transfer in violation of such transfer restrictions shall be registered on the books of the Company.

         (b) The Committee may, in its sole discretion, include any of the following provisions in the option agreement:

                  (i) If, at the time of the optionee's death or a termination of the optionee's employment and/or directorship as a result of a disability or on retirement or for any other reason other than cause, a Public Offering Event, as hereinafter defined, shall have occurred, then the Option may be exercised, to the extent exercisable on the date of death or termination of employment and/or directorship, during the one (1) year period following the date of death or the three (3) month period following the date of termination of employment and/or directorship, but in no event subsequent to the last day of the stated term of the option. The term "Public Offering Event" shall mean such date as the Company shall have received the proceeds from its initial public offering of securities pursuant to the Securities Act of 1933, as amended, or Regulation A thereunder or the Common Stock shall be otherwise registered pursuant to the Securities Exchange Act of 1934, as amended.

                  (ii) (A) If at the time of the optionee's death or a termination of an optionee's employment and/or directorship as a result of a disability or on retirement or for any other reason


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other than cause, a Public Offering Event shall not yet have occurred, then the
Company shall purchase such optionee's option for a price equal to the amount determined by multiplying (I) the number of shares of Common Stock with respect to which the option is exercisable on the date of death, disability, retirement or termination for any other reason other than cause, by (II) the difference between (x) the value of each share of Common Stock at the termination date as determined by the Committee and (y) the average exercise price per share of Common Stock of the options so purchased by the Company. For these purposes, the value of each share of the Common Stock on the date of termination shall be determined by the Committee in its sole discretion, but in no event shall the value of the Company as a whole for purposes of establishing such per share value be less than the amount of the gross revenues of the Company for the four fiscal-quarter-period ending immediately preceding the date of termination.

                          (B) All amounts payable by the Company pursuant to
Paragraph 6(b)(ii) shall be payable by the Company at its option either (I) in cash or (II) in three equal annual instalments, the first of which shall be made no later than forty-five (45) days after the date the amount payable by the Company is determined and the next two of which shall be made on the first and second anniversary dates of the first payment date, together with interest at a rate determined by the Committee in its sole discretion.

                  (iii) Notwithstanding the provisions of Paragraph 6(a)(vi) of the Plan, in the event of a merger of the Company into another corporation or in the event of a sale by the Company of all or substantially all of its businesses and assets to an entity not controlled by the existing stockholders of the Company (a "Sale Event"):

                          (A) The Committee, at its sole discretion, with
respect to an option which is or would be exercisable as of the effective date of such Sale Event, shall determine whether such option shall either (I) terminate as of the effective date of such Sale Event unless exercised prior thereto or (II) continue in effect in accordance with its terms, in which case such option shall be amended or deemed to be amended so that the optionee, upon exercise of the option, shall be entitled to receive in respect of each share of Common Stock subject to the option the same amount and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock is entitled to receive in respect of a share of Common Stock in the transaction constituting such Sale Event.

                          (B) The Committee, at its sole discretion, with
respect to an option which is not and would not be exercisable as of the effective date of such Sale Event, shall determine whether such option shall either (I) become immediately exercisable, in which case the provisions of Paragraph 6(b)(iii)(A) shall apply to such option and the Committee shall also determine whether subparagraph (I) or (II) of such Paragraph shall be applicable to such option or (II) continue in effect in accordance with its terms, in which case such option shall be amended or deemed to be amended so that the optionee shall, upon exercise of the option, be entitled to receive in respect of each share of Common Stock subject to the option the same amount and kind of stock, securities, cash, property


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or other consideration that each holder of a share of Common Stock is entitled to receive in respect of a share of Common Stock in the transaction constituting such Sale Event, provided, however, that nothing in this Paragraph 6(b)(iii)(B) shall be interpreted to accelerate the date on which an option may be exercised if the Committee shall determine that such option shall continue in accordance with its terms pursuant to option (II) of this Paragraph 6(b)(iii)(B).

                          (C) Any determination made by the Committee pursuant
to this Paragraph 6(b)(iii) shall be conclusive notwithstanding any other provision of this Plan or any option agreement entered into in accordance with this Plan.

                   (iv) (A) In the event of the death or termination of the optionee's employment and/or directorship with the Company for any reason prior to a Public Offering Event, the Company shall have the right and option to purchase all, and not less than all, of the shares of Common Stock previously issued upon the exercise, if any, of any options by the terminating optionee from the optionee or his legal representative at the Stock Repurchase Price, which shall be determined pursuant to the provisions of (B) and (C) of this Paragraph 6(b)(iv). Such right shall be exercisable by the Company within thirty (30) days after the date of death or termination of employment and/or directorship, and shall be payable at the Company's option either in cash or in three equal annual installments the first of which shall be made no later than forty-five (45) days after the expiration of such thirty (30) day period and the next two of which shall be made on the first and second anniversary dates of the first payment date, together with interest at a rate determined by the Committee in its sole discretion.

                          (B) In the event of the death or termination of the
optionee's employment as a result of a disability or on retirement or for any other reason other than cause, the Stock Repurchase Price per share shall be equal to the amount determined by multiplying (I) the number of shares of Common Stock being repurchased by the Company by (II) the value of each share of Common Stock at the termination date as determined by the Committee. For these purposes, the value of each share of the Common Stock on the date of termination shall be determined by the Committee in its sole discretion, but in no event shall the value of the Company as a whole for purposes of establishing such per share value be less than the amount of the gross revenues of the Company for the four fiscal-quarter-period ending immediately preceeding the date of termination.

                          (C) In the event of the termination of the optionee's
employment and/or directorship for cause, the Stock Repurchase Price shall mean the aggregate exercise price of the shares being repurchased by the Company plus or minus the product of (I) any increase or decrease, as the case may be, in the Company's net tangible book value per share of Common Stock, determined in accordance with generally accepted accounting principles, consistently applied, from the last day of the fiscal quarter immediately preceding the date of grant of the exercised Option to the last day of the fiscal quarter ending immediately prior to the date on which termination of employment for cause occurs multiplied by (II) the number of shares being repurchased by the Company.


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         (c) (i) Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

             (ii) To the extent required for "incentive stock option"status under Section 422 of the Code (taking into account applicable Treasury regulations and pronouncements), the Plan shall be deemed to provide that the aggregate fair market value (determined at the time of the grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary (within the meaning of Section 424 of the Code) shall not exceed $100,000. If Section 422 is hereafter amended to delete the requirement now in Section 422 that the Plan text expressly provide for the $100,000 limitation set forth in Section 422, then this Paragraph 6(c)(ii) shall no longer be operative and the Committee may accelerate the dates on which the incentive stock option may be exercised.

             (iii) To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement if (x) a participant's employment is terminated for any reason other than cause and (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Paragraph 6(b)(i) of the Plan, applied without regard to the $100,000 limitation contained in Section 422 of the Code, is greater than the portion of such option that is immediately exercisable as an "incentive stock option" during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option.

SECTION 7. AMENDMENTS AND TERMINATION.

         (a) The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under any option theretofore granted without the optionee's consent, and no amendment will be made without approval of the stockholders if such amendment requires stockholder approval under state law.

         (b) The Committee may amend the terms of any option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any optionee without the optionee's consent. The Committee may also substitute new options for previously granted options (on a one for one or other basis), including previously granted options having higher option exercise prices.

SECTION 8. UNFUNDED STATUS OF PLAN.

         The Plan is intended to constitute an "unfunded" plan. With respect to any payments to be


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made to an optionee by the Company, nothing contained in the Plan shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company.

SECTION 9. GENERAL PROVISIONS.

         (a) The Committee may require each person purchasing shares pursuant to an option under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares for investment and not with a view to the sale or distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates or shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Company shall have an option to repurchase the Common Stock in the event of the optionee's death or termination of employment and/or directorship, the Committee may instruct the Company to place an appropriate legend on the certificates representing such shares.

         (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (c) Neither the adoption of the Plan nor the grant of any award pursuant to the Plan shall confer upon any employee of the Company or any subsidiary any right to continued employment with the Company or a subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a subsidiary to terminate the employment of any of its employees at any time.

         (d) No later than the date as of which an amount first becomes includible in the gross income of the optionee for Federal income tax purposes with respect to any option granted or exercised under the Plan, the optionee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The Committee may permit withholding obligations to be settled with Common Stock, including Common Stock that is issuable upon exercise of an option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the optionee.

SECTION 10. EFFECTIVE DATE OF PLAN.

         The Plan shall be effective as of the date the Plan is approved by the Board, subject to the approval of the Plan by a majority of the votes cast by the holders of the Company's Common Stock


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at the next annual or special meeting of stockholders or in any other manner by which such consent can be obtained under applicable law. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such stockholders.


SECTION 11. TERM OF PLAN.

         Options may be granted pursuant to the Plan during the ten (10) year period commencing on the date the Plan was approved by the Board, until the Plan shall be terminated, but options granted prior to such termination may extend beyond that date.


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